SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                             -----------------------

                               Date of Report
                               (Date of earliest
                               event reported):      December 15, 1998

                             SUPERIOR SERVICES, INC.
             (Exact name of registrant as specified in its charter)

    Wisconsin                   0-27508                     39-1733405
-------------------       ---------------------         --------------------
 (State or other             (Commission File               (IRS Employer
 jurisdiction of                 Number)                 Identification No.)
  incorporation)

                        One Honey Creek Corporate Center
                        125 South 84th Street, Suite 200
                           Milwaukee, Wisconsin 53214
        -----------------------------------------------------------------
           (Address of principal executive offices including zip code)
                                 (414) 479-7800
                       ----------------------------------
                         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS.

       For the twelve months ended November 30, 1998, the Company recognized consolidated total revenues of $314.0 million, consolidated net earnings of $17.4 million, basic earnings per share of $0.55 and diluted earnings per share of $0.54. Amounts have been restated to reflect the use of the pooling-of-interest method of accounting for the GeoWaste, Incorporated acquisition completed October 30, 1998 and include one-time merger and related costs for all transactions completed as poolings-of-interest through November 30, 1998. These results are unaudited, are subject to adjustment and are not considered necessarily indicative of results that may be expected for the Company's year or quarter ending December 31, 1998 or any other period.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 15, 1998

                                               SUPERIOR SERVICES, INC.


                                               By:   /s/ George K. Farr
                                                         George K. Farr
                                                     Chief Financial Officer